EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-82144 of Pre-Paid Legal Services, Inc. on Form S-8 of our report dated June 9, 2000 on the financial statements of the Pre-Paid Legal Services, Inc. Employee Stock Ownership and Thrift Plan and Trust for the year ended December 31, 1999 appearing in this Amendment No. 1 on Form 10-K/A of Pre-Paid Legal Services, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Tulsa, Oklahoma

June 27, 2000